Exhibit 99.2

MERCK / Schering-Plough Pharmaceuticals News Release

____________________________________________________________________________

FOR IMMEDIATE RELEASE:.
Media Contacts:	Chris Loder	Investor Contact:	Mark Stejbach
	Merck & Co., Inc.		Merck & Co., Inc.
	908/423-3786		908/423-5185
(Cell) 908/347-4949

	Skip Irvine		Lisa DeBerardine
	Merck & Co., Inc.		Schering-Plough Corp.
	267/305-5397		908/298-7436
(Cell) 215/806-6757

	Denise Foy		Janet Barth
	Schering-Plough Corp.		Schering-Plough Corp.
	908/298-7616		908/298-7436
(Cell) 908/670-0495

Adding ZETIA™ to Statin Therapy Produced Significant Reductions in
LDL-Cholesterol in Community-Based Trial of More Than 3,000 Patients

EASE (Ezetimibe Add-On to Statin for Effectiveness) Trial Confirms the Efficacy of Dual Inhibition When ZETIA is Added to Statin Therapy

NEW ORLEANS, March 10, 2004 - Results from the largest, community-based clinical trial of ZETIA™ (ezetimibe) conducted to date, involving more than 3,000 patients, showed that adding ZETIA to ongoing stable statin therapy reduced LDL ("bad") cholesterol (LDL-C) by an additional 26 percent compared to a three percent additional reduction seen with continuation of a stable dose of statin monotherapy. Adding ZETIA to a statin provided significant LDL-C lowering efficacy that was consistent across a number of pre-specified treatment groups such as age, gender, race (including Caucasian, African-American and Hispanic patients), diabetes and metabolic syndrome. ZETIA administered with a statin was well tolerated in the study and had an overall safety profile comparable to statin monotherapy.

"For a variety of reasons, many patients taking statins alone continue to have LDL cholesterol above recommended levels," said Thomas A. Pearson, M.D., M.P.H., Ph.D., Albert D. Kaiser professor and chair, Department of Community and Preventive Medicine, University of Rochester Medical School. "Results from the EASE trial showed that adding ZETIA to statin therapy significantly reduced LDL cholesterol across a diverse patient population. These results confirm the LDL cholesterol lowering efficacy of adding ZETIA to a statin which offers physicians another option to help patients reach their LDL cholesterol goals through dual inhibition of two sources of cholesterol: production in the liver and absorption in the intestine."

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ZETIA ™ is a trademark of MSP Marketing Services (C) LLC. All other brands are trademarks of their respective owners and are not trademarks of MSP Marketing Services (C) LLC.

Adding ZETIA provided significant LDL-C reductions and helped significantly more patients get to goal

In a six-week, randomized, multi-center clinical trial of 3,030 patients with LDL-C levels exceeding NCEP ATP III guidelines (baseline LDL-C levels ranging from 123 mg/dL to
167 mg/dL), patients taking marketed statins (atorvastatin, 40 percent; simvastatin, 29 percent; pravastatin, 22 percent; other, 10 percent) were randomized 2:1 to treatment with ezetimibe
10 mg (n=2020) or placebo (n=1010). Sixty-two percent of patients in the study were on a usual starting dose of a statin. The study population was comprised of men (52 percent) and women (48 percent) of multiple races (Caucasian, n=2471; African-American, n=279; Hispanic, n=162; other, n=118), many with diabetes (38 percent) and metabolic syndrome (60 percent) from
299 U.S. sites. The mean patient age was 62 years; more than 15 percent of patients studied were 75 years or older. Fifty percent of the physicians participating in the trial were community-based.

Study results showed that adding ezetimibe 10 mg to a stable dose of any statin studied significantly reduced LDL-C by an additional 26 percent compared to a three percent additional reduction seen when placebo was added to ongoing stable statin therapy, the study's primary endpoint (p<0.001). Significant reductions in LDL-C were consistently observed in patients irrespective of their NCEP ATP III coronary heart disease (CHD) risk category, age, gender, race (Caucasian, African-American or Hispanic), statin brand, statin dose, or whether or not patients in the study suffered from diabetes or metabolic syndrome.

"Adding ZETIA to a statin provided significant reductions in LDL cholesterol for patients in this study, including patients at increased risk for coronary heart disease such as those with diabetes and metabolic syndrome," Dr. Pearson said.

Important information about ZETIA

The effects of ZETIA, either alone or in addition to a statin, on the risk of cardiovascular morbidity and mortality have not been established. ZETIA is a prescription medicine and should not be taken by people who are allergic to any of its ingredients. When ZETIA is used with a statin, liver function tests should be performed at the start of therapy and after that in accordance with the label for that statin. Liver function tests are not required when ZETIA is used alone.

Due to the unknown effects of increased exposure to ZETIA in patients with moderate or severe hepatic insufficiency, ZETIA is not recommended in these patients. In clinical trials, there was no increased incidence of myopathy or rhabdomyolysis associated with ZETIA; however myopathy and rhabdomyolysis are known adverse reactions to statins and other lipid-lowering drugs. There are no adequate and well-controlled studies of ZETIA in pregnant

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women. ZETIA should not be used in pregnant or nursing women unless the benefit outweighs the potential risks. The safety and effectiveness of ZETIA with fibrates have not been established; therefore, co-administration with fibrates is not recommended.

When ZETIA was co-administered with a statin, consecutive elevations in liver enzymes, more than three times the upper limit of normal, were slightly higher than those with the statin alone (1.3 percent vs. 0.4 percent). These elevations were generally asymptomatic and returned to baseline after discontinuation of therapy or with continued treatment. Because of significantly increased blood levels of ZETIA in one patient on multiple medications including cyclosporine, patients who take both ZETIA and cyclosporine should be carefully monitored.

For monotherapy, the most frequent adverse events reported with greater incidence than placebo, regardless of causality, were back pain (4.1 percent vs. 3.9 percent) and arthralgia
(3.8 percent vs. 3.4 percent). In co-administration with a statin, the most frequent adverse events reported with greater incidence for ZETIA plus statin versus statin or placebo alone, regardless of causality, were back pain (4.3 percent vs. 3.7 percent vs. 3.5 percent, respectively) and abdominal pain (3.5 percent vs. 3.1 percent vs. 2.3 percent, respectively).

ZETIA, marketed by Merck/Schering-Plough Pharmaceuticals, is the first in a class of cholesterol-lowering agents that inhibits the intestinal absorption of cholesterol through a unique mechanism of action. ZETIA is complementary to the class of cholesterol-lowering agents known as statins, which work in the liver to reduce the production of cholesterol. ZETIA, along with diet, is indicated for use either by itself or together with statins in patients with high cholesterol to reduce LDL "bad" cholesterol and total cholesterol when the response to diet and exercise has been inadequate. ZETIA has been proven to significantly improve LDL cholesterol levels.

About Merck/Schering-Plough Pharmaceuticals

Merck/Schering-Plough Pharmaceuticals is a joint venture between Merck & Co., Inc. and Schering-Plough Corporation formed in May 2000 to develop and market in the
United States new prescription medicines in cholesterol management. The collaboration was expanded in December 2001 to include worldwide markets (excluding Japan).

ZETIA, discovered by Schering-Plough scientists, is marketed by Merck/Schering-Plough Pharmaceuticals. Since its introduction in November, 2002 more than six million prescriptions for ZETIA have been filled in the U.S. and it is one of the fastest growing products in the lipid lowering market.1 The once-daily tablet of ZETIA 10 mg was approved in the United States in October 2002. Ezetimibe is also approved in several countries throughout the world.

1 IMS Health, NPA Plus (TM) and NPA Plus 7 (TM), TRXs Nov 02 - Jan 04, and weeks ending 2/6/04 and 2/13/04.

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Following the successful completion of the European Union Mutual Recognition Procedure, EZETROL (the brand name for ZETIA outside of the United States) has now been launched in five European countries -- Germany, the United Kingdom, Switzerland, Sweden and Holland.

MERCK FORWARD-LOOKING STATEMENT: This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements include statements regarding product development. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward- looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2002, and in our periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

SCHERING-PLOUGH FORWARD-LOOKING STATEMENT: The information in this press release includes certain "forward-looking" information including the market potential for ZETIA. The reader of this release should understand that the extent that ZETIA will be prescribed will be determined by market forces and the market viability of ZETIA is subject to substantial risks and uncertainties. In addition, the forward-looking statements may also be adversely affected by general market and economic factors, competitive product development, product availability, the extent of market acceptance of new products, current and future branded, generic or over-the-counter competition, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues, trade buying patterns, patent positions, litigation and investigations. For further details and a discussion of these and other risks and uncertainties, see the company's Securities and Exchange Commission filings, including the company's 10-K filed Feb. 26, 2004.

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Full prescribing information and patient product information for ZETIA™ is attached.